Exhibit C(18)

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                                 LOAN AGREEMENT

                                     BETWEEN

                             PORT OF MORROW, OREGON

                                       AND

                        PORTLAND GENERAL ELECTRIC COMPANY




                                   $23,600,000
                             PORT OF MORROW, OREGON
                    POLLUTION CONTROL REVENUE REFUNDING BONDS
                   (PORTLAND GENERAL ELECTRIC COMPANY PROJECT)
                                  SERIES 1998A



                             DATED AS OF MAY 1, 1998



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     The amounts payable to the issuer and certain other rights of the Issuer under this Loan Agreement (except for amounts payable to, and certain rights of, the Issuer under Section 4.04, Section 4.06(a), Section 5.03, Section 5.06,
Section 5.07, Section 5.08 and Section 7.05 hereof and any rights of the Issuer to receive notices, certificates, requests, requisitions, directions and other communications hereunder) have been pledged and assigned to Chase Manhattan Bank and Trust Company, National Association, as Trustee under the Trust Indenture, dated as of May 1, 1998, from the Issuer. For the purpose of perfecting the security interest of such Trustee in such amounts payable and such rights assigned to such Trustee under the Oregon Uniform Commercial Code-Secured Transactions, the counterpart of this Loan Agreement pledged, delivered and assigned to the Trustee shall be deemed the original thereof.


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                                TABLE OF CONTENTS

SECTION...................................................................PAGE

RECITALS.....................................................................1


ARTICLE I      Definitions...................................................2


ARTICLE II     REPRESENTATIONS, WARRANTIES AND AGREEMENTS....................2

     Section 2.01. Representations, Warranties and Agreements of Issuer......2
     Section 2.02. Representations, Warranties and Agreements of Company.....4

ARTICLE III    ISSUANCE OF THE BONDS; THE LOAN; DISPOSITION OF
               PROCEEDS OF THE BONDS; THE PROJECT............................7

     Section 3.01. Issuance of Bonds.........................................7
     Section 3.02. Issuance of Other Obligations.............................7
     Section 3.03. The Loan; Disposition of Bond Proceeds and Certain
                   Other Moneys..............................................7
     Section 3.04. Changes to Project........................................7

ARTICLE IV     LOAN PAYMENTS; PAYMENTS TO REMARKETING AGENT AND
               TRUSTEE; OTHER OBLIGATIONS....................................8

     Section 4.01. Loan Payments.............................................8
     Section 4.02. Payments of Purchase Price................................8
     Section 4.03. Payments Assigned; Obligation Absolute....................8
     Section 4.04. Payment of Expenses.......................................9
     Section 4.05. Indemnification...........................................9
     Section 4.06. Payment of Taxes and Charges in Lieu Thereof..............9
     Section 4.07. Credit Facility..........................................10
     Section 4.08. Compliance with Prior Agreement..........................11

ARTICLE V      SPECIAL COVENANTS............................................11

     Section 5.01. Maintenance of Existence; Conditions Under Which
                   Exceptions Permitted.....................................11
     Section 5.02. Permits or Licenses......................................12
     Section 5.03. Arbitrage Covenant.......................................12
     Section 5.04. Financing Statements.....................................12
     Section 5.05. Covenants with Respect to Tax-Exempt Status of the
                   Bonds....................................................13
     Section 5.06. Indemnification of Issuer................................13
     Section 5.07. Records of Company; Maintenance and Operation of
                   the Project..............................................14


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SECTION...................................................................PAGE

     Section 5.08. Right of Access to the Project...........................14
     Section 5.09. Remarketing Agent........................................15

ARTICLE VI     ASSIGNMENT...................................................15

     Section 6.01. Conditions...............................................15
     Section 6.02. Documents Furnished to Trustee...........................15
     Section 6.03. Limitation...............................................15

ARTICLE VII    EVENTS OF DEFAULT AND REMEDIES...............................16

     Section 7.01. Events of Default........................................16
     Section 7.02. Force Majeure............................................17
     Section 7.03. Remedies.................................................17
     Section 7.04. No Remedy Exclusive......................................17
     Section 7.05. Reimbursement of Attorneys' Fees.........................18
     Section 7.06. Waiver of Breach.........................................18

ARTICLE VIII   PURCHASE OR REDEMPTION OF BONDS..............................18

     Section 8.01. Redemption of Bonds......................................18
     Section 8.02. Purchase of Bonds........................................19
     Section 8.03. Obligation to Prepay.....................................19
     Section 8.04. Compliance with Indenture................................20

ARTICLE IX     MISCELLANEOUS................................................20

     Section 9.01. Term of Agreement........................................20
     Section 9.02. Notices..................................................20
     Section 9.03. Parties in Interest......................................20
     Section 9.04. Amendments...............................................21
     Section 9.05. Counterparts.............................................21
     Section 9.06. Severability.............................................21
     Section 9.07. Governing Law............................................21

 EXHIBIT A  -     Description of the Project


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                                 LOAN AGREEMENT

     This LOAN AGREEMENT, dated as of May 1, 1999, is between the PORT OF MORROW, OREGON, a political subdivision duly organized and existing under the Constitution and laws of the State (the "Issuer"), and PORTLAND GENERAL ELECTRIC COMPANY, a corporation duly organized under the laws of the State of Oregon and duly qualified to conduct business in the State (the "Company").

                                    RECITALS:

     A. The Issuer is authorized by the provisions of the Act to issue one or more series of its revenue bonds to finance all or part of the cost of projects consisting of exempt facilities (as such term is used in the Code) located within the territorial limits of the Issuer.

     B. The Act provides that no revenues other than those derived from the project to be financed by the sale of the Bonds shall be pledged to repayment of the Bonds.

     C. The Issuer has previously issued the Prior Bonds on behalf of the Company for the purpose of financing a portion of the costs of acquiring and improving the Project.

     D. The Issuer is authorized by the Act to issue its revenue refunding bonds to refund the Prior Bonds.

     E. By proper action of its governing body taken pursuant to and in accordance with the provisions of the Act, the Issuer has authorized and undertaken to issue its Pollution Control Revenue Refunding Bonds (Portland General Electric Company Project) Series 1998A and the issuance of the Bonds to refund the Prior Bonds is authorized by the provisions of the Act.

     F. The issuance of the Bonds to refund the Prior Bonds will provide financing on more advantageous terms for the cost of the Project financed by the Prior Bonds.

     G. The Bonds shall be issued under and pursuant to the Trust Indenture, dated as of May 1, 1998, between the Issuer and Chase Manhattan Bank and Trust Company, National Association, as Trustee, pursuant to which the Issuer shall pledge and assign to the Trustee certain rights of the Issuer hereunder.

     H. Pursuant to this Agreement, the Issuer will loan the proceeds of the Bonds to the Company to provide financing for the Project, and the Company agrees to make, or cause to be made, payments sufficient to pay when due (whether at stated maturity, by acceleration or otherwise) the principal of and premium, if any, and interest on the Bonds.

     I. The Company agrees under this Agreement to pay, or cause to be paid, when due, the purchase price of Bonds purchased pursuant to the terms of the Indenture.


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     J. The issuance, sale and delivery of the Bonds and the execution and delivery of this Agreement and the Indenture have been in all respects duly and validly authorized in accordance with the Act and the Bond Resolution.

     In consideration of the respective representations and agreements contained in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     All words and terms used but not otherwise defined in this Agreement, shall for all purposes of this Agreement have the meanings specified in Article I of the Indenture, unless the context clearly requires otherwise. In addition, the following words and terms shall have the following meanings when used in this
Agreement:

     "Affiliate" means any entity controlling, controlled by or under common control with the Company.

     "Indenture" means the Trust Indenture, dated as of May 1, 1998, between the Issuer and the Trustee, relating to the issuance of the Bonds as such Trust Indenture may be supplemented and amended from time to time as therein permitted.

     The words "hereto," "hereunder" and other words of similar import refer to this Agreement as a whole.

                                   ARTICLE II

                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS

     Section 2.01. Representations, Warranties and Agreements of Issuer. The Issuer represents, warrants and agrees that:

          (a) The Issuer is a political subdivision of the State, duly organized and validly existing under the Constitution and laws of the State.

          (b) Under the Act, the Issuer has the power to enter into the transactions contemplated by this Agreement and the Indenture and to carry out its obligations hereunder and thereunder, including the issuance and sale of the Bonds. By proper action of its governing body, the Issuer has been duly authorized to execute, deliver and duly perform this Agreement and the Indenture and to issue and sell the Bonds and has made all determinations and findings as and where required by Section 777.565 of the Act.


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          (c) The aggregate principal amount of the Bonds authorized to be issued under the Indenture for the purpose of refunding the Prior Bonds does not exceed the aggregate principal amount of the Prior Bonds now outstanding.

          (d) The Prior Agreement and the Prior Indenture are each in full force and effect and have not been amended or supplemented.

          (e) The proceeds of the sale of the Bonds (i) will be deposited with the Prior Trustee for deposit into the Prior Bond Fund to provide a portion of the moneys necessary for the Refunding and (ii) will be applied by the Prior Trustee to redeem the Prior Bonds pursuant to the Prior Indenture on the Redemption Date. The Prior Bonds are now outstanding in the principal amount of $23,600,000. Prior to the issuance and delivery of the Bonds, the Prior Trustee will be given irrevocable instructions and will be directed to call all of the Prior Bonds for redemption on the Redemption Date.

          (f) The Bonds are to be issued under and secured by the Indenture, pursuant to which certain of the Issuer's right, title and interest in this Agreement and the revenues derived by the Issuer pursuant to this Agreement will be pledged and assigned to the Trustee as security for payment of the principal and purchase price of, premium, if any, and interest on the Bonds.

          (g) Neither the execution and delivery of this Agreement or the Indenture, the issuance and sale of the Bonds, the consummation of the transactions contemplated hereby and thereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, the Tax Certificate, the Indenture or the Bonds conflicts with or results in a breach of the terms, conditions or provisions of any restriction or any agreement or instrument to which the Issuer is now a party or by which it is bound, or constitutes a default under any of the foregoing.

          (h) The Issuer has not assigned or pledged and will not assign or pledge its interest in this Agreement other than to secure the Bonds.

          (i) To the knowledge of the Issuer, after due inquiry, no litigation is pending or threatened against the Issuer to restrain or enjoin the issuance or sale of the Bonds or in any way affecting any authority for or the validity of the Bonds, the Indenture, this Agreement or the existence or powers of the Issuer or the right of the Issuer under the Act to refinance a portion of the costs, of the Project through the issuance of the Bonds.

          (j) To the knowledge of the Issuer, after due inquiry, no event has occurred and no condition exists which, upon the issuance of the Bonds, would constitute an event of default on the part of the Issuer under the Prior Indenture.

          (k) The Issuer will not knowingly take or omit to take any action reasonably within its control the taking or omission of which would adversely affect the Tax-Exempt status of the Bonds. The Issuer will file or cause to be filed with the United States Department of Treasury the information required by Section 149(e) of the Code.


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          (1) A public hearing relating to the Refunding for the Project was held on May 13, 1998, following public notice thereof, pursuant to Section 147(f) of the Code, and the public hearing and approval requirements of
     Section 147(f) of the Code have been satisfied.

          (m) No "public official" of the Issuer has either a "potential conflict of interest" or an "actual conflict of interest" in this Agreement, the Indenture, the Bonds or the transactions contemplated thereby, within the meaning of Sections 244.010 to 244.400, inclusive, Oregon Revised Statutes, as amended.

     Concurrently with the initial authentication and delivery of the Bonds under the Indenture, the Issuer shall execute and deliver a certificate reaffirming the foregoing representations, warranties and agreements as of the date thereof.

     Section 2.02. Representations, Warranties and Agreements of Company. The Company represents, warrants and agrees that:

          (a) It is a corporation duly organized and validly existing under the laws of the State of Oregon, is not in violation of any provision of its Articles of Incorporation or its Bylaws, in each case as the same have been amended, has full corporate power to own its properties and conduct its business, has not received notice and has no reasonable grounds to believe that it is in violation of any laws in any manner material to its obligations under this Agreement, and has the corporate power to enter into, and by proper corporate action has duly authorized the execution and delivery of, this Agreement and the Tax Certificate.

          (b) Neither the execution and delivery of this Agreement or the Tax Certificate, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement or the Tax Certificate conflicts with or will result in a breach of any of the terms, conditions or provisions of any law or judgment to which the Company or its property or assets are subject or of any corporate restriction contained in its Articles of Incorporation or its Bylaws, in each case as the same have been amended, or any agreement or instrument to which the Company is now a party or by which it is bound, or constitutes, with or without the giving of notice or lapse of time or both, a default under any of the foregoing, or results in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of the property or assets of the Company under the terms of any instrument or agreement.

          (c) This Agreement has been duly and validly authorized, executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, usury or other similar laws affecting the rights of creditors generally, equitable principles relating to the availability of remedies and principles of public or governmental policy limiting the enforceability of the indemnification and contribution provisions.


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          (d) Other than the orders of the Public Utility Commission of Oregon and the approval by the Issuer, all of which orders and approvals will have been received and be in effect prior to the initial authentication and delivery of the Bonds, no consent, approval, authorization or order of, or registration with, any court or governmental or regulatory agency or body is required with respect to the Company for the execution, delivery and performance by the Company of this Agreement and the Tax Certificate.

          (e) The Company has received an executed counterpart of the Indenture and hereby consents to and approves of the provisions thereof.

          (f) The information relating to the Project furnished by the Company in writing to Chapman and Cutler, as Bond Counsel, in connection with the issuance by the Issuer of the Bonds, is, to the best of the Company's knowledge, true and correct.

          (g) The Prior Agreement and the Prior Indenture are in full force and effect and have not been amended or supplemented.

          (h) No event has occurred and is continuing under the provisions of the Prior Indenture that now constitutes, or with the lapse of time or the giving of notice, or both, would constitute, an event of default under the Prior Indenture.

          (i) Upon the initial authentication and delivery of the Bonds, the Company has given or will give timely notice as required by the provisions of the Prior Agreement of the Company's intent to prepay the amounts payable thereunder to provide for the redemption of the Prior Bonds on the Redemption Date.

          (j) The aggregate principal amount of Bonds authorized to be issued under the Indenture does not exceed the aggregate principal amount of the Prior Bonds now Outstanding.

          (k) The Company does not, as of the date of issuance of the Bonds, reasonably expect any use of moneys derived from the proceeds of the Bonds or any investment or reinvestment thereof or from the sale of the Project which would cause the Bonds to be classified as "arbitrage bonds" within the meaning of Section 148 of the Code.

          (l) All of the proceeds of the Prior Bonds, including the investment earnings thereon, have been disbursed in accordance with the provisions of the Prior Indenture and the Prior Agreement and there are no proceeds of the Prior Bonds, or investment earnings therefrom, or any other moneys being held by the Prior Trustee under the Prior Indenture.

          (m) The Pollution Control Facilities that comprise the Project constitute Exempt Facilities and consist of those facilities described in Exhibit A hereto (as such Exhibit A is from time to time amended or supplemented in accordance with Section 3.04 hereof), and the Company shall not consent to any changes in the Project


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     which would adversely affect the qualification of the Project as being authorized to be financed by the Act or adversely affect the Tax-Exempt status of the Bonds.

          (n) Substantially all of the proceeds of the Prior Bonds have been expended for the purpose of acquiring, constructing and improving the Project, which constitute Exempt Facilities. None of the proceeds of the Prior Bonds were used (i) to acquire land (or an interest therein) or (ii) to acquire any property (or an interest therein) unless the first use of such property was pursuant to such acquisition, all within the meaning of
     Section 147 of the Code.

          (o) The average maturity of the Bonds does not exceed 120% of the average reasonably expected economic life of the Project.

          (p) All of the Prior Bonds will be redeemed within 90 days of the date of the initial authentication and delivery of the Bonds, and all of the proceeds of the sale of the Bonds will be spent within 90 days of the initial authentication and delivery of the Bonds.

          (q) The Project (i) was designed to meet applicable federal, state and local requirements for the control of pollution or the disposal of solid waste, (ii) was to be used solely for purposes contemplated by the Act, and
     (iii) is located within the boundaries of the Issuer.

          (r) The representations, warranties and covenants of the Company set forth in the Project Certificate are incorporated herein by reference and are hereby made a part of this Agreement as if set forth herein.

          (s) The Company will cooperate with the Issuer in filing or causing to be filed with the United States Department of Treasury the information required by Section 149(e) of the Code.

          (t) The Company will pay the principal of and premium, if any, and interest to the Redemption Date on all Prior Bonds that are validly presented to the Company for payment after the Prior Trustee has paid to the Company, in accordance with Section 5.8 of the Prior Indenture, any moneys held in trust for the payment of the principal of and premium, if any, and interest on the Prior Bonds.

     Concurrently with the initial authentication and delivery of the Bonds under the Indenture, the Company shall execute and deliver a certificate reaffirming the foregoing representations, warranties and agreements as of the date thereof.


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                                  ARTICLE III

              ISSUANCE OF THE BONDS; THE LOAN; DISPOSITION OF
                       PROCEEDS OF THE BONDS; THE PROJECT

     Section 3.01. Issuance of Bonds. In order to refinance a portion of the cost of the Project by effecting the Refunding, the Issuer shall issue the Bonds under and in accordance with the Act and pursuant to the Indenture. The Company hereby approves the issuance of the Bonds and all terms and conditions thereof.

     Section 3.02. Issuance of Other Obligations. The Issuer and the Company expressly reserve the right to enter into, to the extent permitted by law, an agreement or agreements other than this Agreement with respect to the issuance by the Issuer, under an indenture or indentures other than the Indenture, of obligations to provide additional funds to pay costs of facilities in addition to the Project or to provide for the refunding of all or any principal amount of the Bonds. Such obligations will not be entitled to the benefits of the Indenture.

     Section 3.03. The Loan; Disposition of Bond Proceeds and Certain Other Moneys. (a) The Issuer shall lend to the Company the proceeds of the issuance and sale of the Bonds for the purposes specified in Section 3.01 of this Agreement. The Issuer and the Company shall, simultaneously with the delivery of the Bonds, cause such proceeds, other than accrued interest, if any, to be transferred to the Prior Trustee for deposit into the Prior Bond Fund to be used to pay the principal amount of the Prior Bonds upon their redemption on the Redemption Date.

     (b) A portion of the moneys on deposit in the Interest Reserve Accounts shall be applied and disbursed in accordance with the Indenture.

     Section 3.04. Changes to Project. The Company may supplement or amend the plans and specifications relating to the Project as duly certified by an Authorized Company Representative (including additions thereto or omissions therefrom), provided that no such supplement or amendment shall change the description of the Project set forth in Exhibit A to this Agreement or change the function of any principal component of the Project described in Exhibit A to this Agreement unless, in either case, the Trustee and the Issuer first receive an opinion of Bond Counsel to the effect that such change will not adversely affect the Tax-Exempt status of any of the Bonds. If any such supplement or amendment affects the description of the Project, the Company and the Issuer will amend Exhibit A to this Agreement to reflect such supplement or amendment, which supplement or amendment will not be considered as an amendment to this Agreement requiring the consent of any Owner or the Trustee for the purposes of
Article XII of the Indenture.


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                                   ARTICLE IV

                     LOAN PAYMENTS; PAYMENTS TO REMARKETING
                      AGENT AND TRUSTEE; OTHER OBLIGATIONS

     Section 4.01. Loan Payments. (a) As and for repayment of the loan made to the Company by the Issuer pursuant to Section 3.03 hereof, the Company shall pay to the Trustee, for the account of the Issuer, an amount equal to the aggregate principal amount of and the premium, if any, on the Bonds from time to time Outstanding and, as interest on its obligation to pay such amount, an amount equal to interest on the Bonds, such amounts to be paid in installments due on the dates, in the amounts and in the manner provided in the Indenture for the payment of the principal of and premium, if any, and interest on the Bonds, whether at maturity, upon redemption, acceleration or otherwise; provided, however, that the obligation of the Company to make any such payment hereunder shall be reduced by the amount of any moneys held by the Trustee under the Indenture and available for such payment.

     (b) In the event the Company shall fail to make any payment required by
Section 4.01(a) hereof with respect to the principal of and premium, if any, and interest on any Bond, the payment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company will pay interest on any overdue amount with respect to principal of such Bond and, to the extent permitted by law, on any overdue amount with respect to premium, if any, and interest on such Bond, at the interest rate borne by such Bond until paid.

     Section 4.02. Payments of Purchase Price. The Company shall pay or cause to be paid for its account to the Trustee amounts equal to the amounts to be paid by the Trustee as the purchase price for such Bonds pursuant to Section 3.01 and
Section 3.02 of the Indenture in respect of Outstanding Bonds, such amounts to be paid to the Trustee on the dates such payments are to be made pursuant to
Section 3.01 and Section 3.02 of the Indenture; provided, however, that the obligation of the Company to make any such payment hereunder shall be reduced by the amount of any moneys held by the Trustee under the Indenture and available for such payment.

     Section 4.03. Payments Assigned; Obligation Absolute. It is understood and agreed that the Loan Payments are pledged and assigned by the Issuer to the Trustee pursuant to the Indenture, and that all right, title and interest of the Issuer hereunder (except for amounts payable to, and the rights of, the Issuer under Section 4.04, Section 4.06(a), Section 5.03, Section 5.06, Section 5.07,
Section 5.08 and Section 7.05 hereof and the Issuer's rights to receive notices, certificates, requests, requisitions, directions and other communications hereunder) are pledged and assigned to the Trustee pursuant to the Indenture. The Company assents to such pledge and assignment and agrees that the obligation of the Company to make the Loan Payments and payments to the Trustee under
Section 4.02 hereof shall be absolute, irrevocable and unconditional and shall not be subject to cancellation, termination or abatement, or to any defense other than payment, or to any right of setoff, counterclaim or recoupment arising out of any breach under this Agreement or the Indenture or otherwise by the Company, the Trustee, the Remarketing Agent, or any other party, and, further, that the


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Loan Payments and the other payments due hereunder shall continue to be payable at the times and in the amounts herein and therein specified whether or not the Project, or any portion thereof, shall have been destroyed by fire or other casualty, or title thereto, or the use thereof, shall have been taken by the exercise of the power of eminent domain, and that there shall be no abatement of or diminution in any such payments by reason thereof, whether or not the Project shall be used or useful and whether or not any applicable laws, regulations or standards shall prevent or prohibit the use of the Project or for any other reason. The Project shall not constitute any part of the Trust Estate or any part of the security for the Bonds.

     Section 4.04. Payment of Expenses. The Company shall pay all of the Administration Expenses of the Issuer, the Trustee, the Paying Agent, the Registrar, Moody's and S&P under the Indenture and of any Remarketing Agent under a Remarketing Agreement directly to each such entity. The Company shall also pay all of the expenses of the Prior Trustee in connection with the Refunding and all other reasonable fees and expenses incurred in connection with the issuance of the Bonds, including, but not limited to, all costs associated with any discontinuance of the book-entry system described in Section 2.10 of the Indenture.

     Section 4.05. Indemnification. The Company releases the Trustee and the Registrar and their respective officers, agents, servants and employees from, agrees that the Trustee and the Registrar and their respective officers, agents, servants and employees shall not be liable for, and agrees to indemnify and hold free and harmless the Trustee and the Registrar and their respective officers, agents, servants and employees from and against, any liability for any loss or damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Project, except in any case as a result of the gross negligence or willful misconduct of the Trustee and the Registrar and their respective officers, agents, servants and employees.

     The Company will indemnify and hold free and harmless the Trustee and the Registrar and their respective officers, agents, servants and employees from and against any loss, claim, damage, tax, penalty, liability, disbursement, litigation or other expenses, attorneys' fees and expenses or court costs arising out of, or in any way relating to, the execution or performance of this Agreement, the Tax Certificate, the issuance or sale of the Bonds, the Refunding, the acceptance or administration of the trust under the Indenture or any other cause whatsoever pertaining to this Agreement, the Tax Certificate or the Indenture, except in any case as a result of the gross negligence or willful misconduct of the Trustee and the Registrar or their respective officers, agents, servants and employees.

     The obligations of the Company under this Section 4.05 shall survive the termination of this Agreement.

     Section 4.06. Payment of Taxes and Charges in Lieu Thereof. (a) The Company covenants and agrees that it will, from time to time for so long as the Company has an ownership interest in the Project, promptly pay and discharge or cause to be paid and discharged when due its share of all taxes, assessments, levies, duties, imposts and governmental, utility and other charges lawfully imposed upon the Project or any part thereof or upon income and profits thereof or any payments hereunder. In the event that the Company


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sells or otherwise transfers its interest in the Project while the Bonds are
Outstanding, the Company shall require the purchasers or transferor of the Company's interest in the Project to assume the Company's obligations under this
Section 4.06(a).

     (b) The Company shall pay or cause to be satisfied and discharged or make adequate provision to satisfy and discharge (including the provisions of adequate bonding therefor) within 60 days after the same shall accrue, any lien or charge upon the Loan Payments or payments under Section 4.02 hereof, and all lawful claims or demands for labor, materials, supplies or other charges which, if unpaid, might be or become a lien thereon.

     (c) Notwithstanding subsections (a) and (b) of this Section, the Company may, at its expense and in its own name and behalf or in the name and behalf of the Issuer, in good faith contest any such liens, taxes, assessments and other charges and, in the event of any such contest, may permit such liens, taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom; provided further that during such period enforcement of such contested item is effectively stayed, unless by nonpayment of any such items the lien of the Indenture as to the amounts payable hereunder will be materially endangered, in which event the Company shall promptly pay and cause to be satisfied and discharged all such unpaid items. The Issuer will cooperate fully with the Company in any such contest. In the event that the Company shall fail to pay any of the foregoing items required by this Section to be paid by the Company, the Issuer may (but shall be under no obligation to) pay the same, and any amounts so advanced therefor by the Issuer shall become an additional obligation of the Company to the Issuer. The Company agrees to repay the amounts so advanced, from the date thereof, together (to the extent permitted by law) with interest thereon until paid at a rate per annum which is one percentage point greater than the highest rate per annum borne by any of the Bonds.

     Section 4.07. Credit Facility. (a) The Company may at any time provide for a Change of Credit Facility, provided that the Company delivers to the Trustee and the Remarketing Agent, not less than five Business Days prior to the date on which the Trustee must notify the Owners of a Change of Credit Facility pursuant to Section 2.11 of the Indenture and prior to the effective date of any such Change of Credit Facility, the following:

          (1) a notice which (A) states the effective date of the Change of Credit Facility, (B) describes the terms of the Change of Credit Facility, and (C) directs the Trustee to give notice pursuant to Section 2.11 (a) of the Indenture;

          (2) an opinion of Bond Counsel stating, in effect, that such Change of Credit Facility (A) is authorized under this Agreement, and (B) will not cause the interest on the Bonds to become includible in the gross income of the Owners thereof for federal income tax purposes;

          (3) a certificate of an Authorized Company Representative as to whether the Bonds are then rated by either Moody's or S&P, or both; and

          (4) written evidence from Moody's, if the Bonds are then rated by Moody's, and from S&P, if the Bonds are then rated by S&P, in each case to the effect that such rating agency has reviewed the proposed Change of Credit Facility and that such Change of Credit Facility will not, by itself, result in a reduction, suspension or withdrawal of its rating or ratings of the Bonds.

     (b) In lieu of satisfying the requirements of subsection (a) above, the Company may provide for a Change of Credit Facility at any time that the Bonds are subject to optional redemption pursuant to Section 4.02(b) of the Indenture, provided that the Company delivers to the Trustee and the Remarketing Agent not less than 30 days before the effective date of the Change of Credit Facility:

          (1) a notice which (A) states the effective date of the Change of Credit Facility, (B) describes the terms of the Change of Credit Facility,
     (C) directs the Trustee to give notice pursuant to Section 2.11 of the Indenture that the Bonds are subject to mandatory purchase, in whole, on or before the effective date of the Change of Credit Facility in accordance with Section 3.02(b)(ii) of the Indenture, and (D) directs the Trustee to take any other action as shall be necessary for the Trustee to take to effect the Change of the Credit Facility; and

          (2) on or before the effective date of the Change of Credit Facility, the Company shall furnish to the Trustee an opinion of Bond Counsel satisfying the requirement of clause (2) of subsection (a) above.

          (c) The Company may provide for one or more extensions of a Credit Facility for any period commencing after its then-current expiration date without complying with the foregoing provisions of this Section.

          (d) The Company may rescind its election to make a Change of Credit Facility at any time prior to the effective date thereof.

     Section 4.08. Compliance with Prior Agreement. The Company hereby confirms its obligations under the Prior Agreement to furnish any moneys required to be deposited with the Prior Trustee under the Prior Indenture in order to redeem the Prior Bonds on the Redemption Date, to the extent that the proceeds of the Bonds on deposit in the Prior Bond Fund, together with any investment earnings thereon, is less than the amount required to pay the principal of and applicable redemption premium and interest on the Prior Bonds upon their redemption on the Redemption Date, in accordance with the terms and conditions of the Prior Indenture.

                                   ARTICLE V

                                SPECIAL COVENANTS

     Section 5.01. Maintenance of Existence; Conditions Under Which Exceptions Permitted. The Company shall maintain in good standing its corporate existence as a corporation organized under the laws of one of the states of the United States or the District of Columbia and will remain duly qualified to do business in the State for so long as the Company has an ownership interest in the Project, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another corporation; provided, however, that the Company may, without violating the foregoing, undertake from time to time any one or more of the following, if, prior to the effective date thereof, there shall have been delivered to the Trustee an opinion of Bond Counsel stating that the contemplated action will not adversely affect the Tax-Exempt status of the Bonds:

          (a) consolidate or merge with another domestic corporation (i.e., a corporation incorporated and existing under the laws of one of the states of the United States or of the District of Columbia), or sell or otherwise transfer to another entity all or substantially all of its assets as an entirety, provided the resulting, surviving or transferee entity, as the case may be, shall be (i) the Company or (ii) an entity qualified to do business in the State as a foreign corporation or incorporated and existing under the laws of the State, which, as a result of the transaction, shall have assumed (either by operation of law or in writing) all of the obligations of the Company hereunder, or

          (b) convey all or substantially all of its assets to one or more wholly-owned subsidiaries of the Company so long as the Company shall remain in existence and primarily liable on all of its obligations hereunder.

     Section 5.02. Permits or Licenses. In the event that it may be necessary for the proper performance of this Agreement on the part of the Company or the Issuer that any application or applications for any permit or license to do or to perform certain things be made to any governmental or other agency by the Company or the Issuer, the Company and the Issuer each shall, upon the request of either, execute such application or applications.

     Section 5.03. Arbitrage Covenant. The Issuer, to the extent it has any control over proceeds of the Bonds, and the Company covenant and represent to each other and to and for the benefit of the Beneficial Owners that so long as any of the Bonds remain Outstanding, moneys on deposit in any fund in connection with the Bonds, whether such moneys were derived from the proceeds of the sale of the Bonds or from any other sources, will not be used in a manner which will cause the Bonds to be "arbitrage bonds" within the meaning of Section 148 of the Code and any lawful regulations promulgated thereunder, as the same exist on this date or may from time to time hereafter be amended, supplemented or revised. The Company also covenants for the benefit of the Beneficial Owners to comply with all of the provisions of the Tax Certificate. The Company reserves the right, however, to make any investment of such moneys permitted by State law, if, when and to the extent that said Section 148 or regulations promulgated thereunder shall be repealed or relaxed or shall be held void by final judgment of a court of competent jurisdiction, but only upon receipt of a Favorable Opinion of Bond Counsel with respect to such investment.

     Section 5.04. Financing Statements. The Company shall, to the extent required by law, file and record, refile and re-record, or cause to be filed and recorded, refiled and re-recorded, all documents or notices, including the financing statements and continuation statements, referred to in Section 5.05 of the Indenture. The Issuer shall cooperate fully with the Company in taking any such action. Concurrently with the execution and delivery of the Bonds, the Company shall cause to be delivered to the Trustee the opinion of counsel required pursuant to Section 5.05(a) of the Indenture.

     Section 5.05. Covenants with Respect to Tax-Exempt Status of the Bonds. The Company covenants for the benefit of the Owners of the Bonds and the Issuer that it (a) has not taken, and will not take or permit to be taken on its behalf, any action which would adversely affect the Tax-Exempt status of the Bonds and (b) will take, or require to be taken, such actions as may, from time to time, be required under applicable law or regulation to continue to cause the Bonds to be Tax-Exempt.

     Section 5.06. Indemnification of Issuer. (a) The Company agrees that the Issuer, its elected or appointed officials, officers, agents, servants and employees, shall not be liable for, and agrees that it will at all times indemnify and hold free and harmless the Issuer, its elected or appointed officials, officers, agents, servants and employees from and against, and pay all expenses of the Issuer, its elected or appointed officials, officers, agents, servants and employees relating to, (a) any lawsuit, proceeding or claim arising in connection with the Project or this Agreement that results from any action taken by or on behalf of the Issuer, its elected or appointed officials, officers, agents, servants and employees pursuant to or in accordance with this Agreement or the Indenture that may be occasioned by any cause whatsoever, except the gross negligence or willful misconduct of the Issuer, its elected or appointed officials, officers, agents, servants or employees, or (b) any liability for any loss or damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Project, except the negligence or willful misconduct of the Issuer, its elected or appointed officials, officers, agents, servants or employees. In case any action shall be brought against the Issuer in respect of which indemnity may be sought against the Company, the Issuer shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Issuer and the payment of all expenses. Failure by the Issuer to notify the Company shall not relieve the Company from any liability which it may have to the Issuer otherwise than under this Section
5.06. The Issuer shall have the right to employ separate counsel in any such action and participate in the defense thereof, such counsel shall be paid by the Issuer unless the employment of such counsel has been authorized by the Company. The Company shall not be liable for any settlement of any such action without its consent, but if any such action is settled with the consent of the Company or if there be final judgment for the plaintiff in any such action, the Company agrees to indemnify and hold free and harmless the Issuer, its elected or appointed officials, officers, agents, servants and employees from and against any loss or liability by reason of such settlement or judgment. The Company will reimburse the Issuer, its elected or appointed officials, officers, agents, servants and employees for any action taken pursuant to Section 5.03 of the Indenture.

     (b) The obligations of the Company under this Section 5.06 shall survive the termination of this Agreement.

     (c) It is the intention of the parties that the Issuer, its elected or appointed officials, officers, agents, servants and employees shall not incur any pecuniary liability by reason of the terms of this Agreement or the Indenture, or the undertakings required of the Issuer hereunder or thereunder or by reason of the issuance of the Bonds, the execution of the Indenture or the performance of any act required of the Issuer by this Agreement or the Indenture or requested of the Issuer by the Company.

     Section 5.07. Records of Company; Maintenance and Operation of the Project.
(a) The Trustee and the Issuer shall be permitted at all reasonable times during the term of this Agreement to examine the books and records of the Company with respect to the Project; provided, however, that information and data contained in the books and records of the Company shall be considered proprietary and shall not be voluntarily disclosed by the Trustee or the Issuer except as required by law.

     (b) The Company shall cause the Project to be maintained in good repair and shall cause the Project to be insured in accordance with standard industry practice and shall pay all costs thereof. All proceeds of such insurance shall be for the account of the Company.

     (c) The Company may at its own expense cause the Project to be remodeled or cause such substitutions, modifications and improvements to be made to the Project from time to time as the Company, in its discretion, may deem to be desirable for its uses and purposes, which remodeling, substitutions, modifications and improvements shall be included under the terms of this Agreement as part of the Project; provided, however, that the Company shall not exercise any such right, power, election or option if the proposed remodeling, substitution, modification or improvement would adversely affect the Tax-Exempt status of the Bonds.

     (d) The Company shall be entitled to the proceeds of any condemnation award or portion thereof made for damage to or taking of any of the Project or other property of the Company.

     (e) Anything in this Agreement to the contrary notwithstanding, the Company shall have the right at any time to cause the operation of the Plant to be terminated if the Company shall have determined or concurred in a determination that the continued operation of the Plant is uneconomical for any reason.

     Section 5.08. Right of Access to the Project. The Company agrees that the Issuer, the Trustee and their respective duly authorized agents shall have the right, for so long as the Company has an ownership interest in the Project and subject to such limitations, restrictions and requirements as the Company may reasonably prescribe for plant security and safety reasons and in order to preserve secret processes and formulae, at all reasonable times to enter upon and to examine and inspect the Project; provided, however, nothing contained herein shall entitle the Issuer or the Trustee to any information or inspection involving confidential material of the Company. Information and data contained in the books and records of the Company shall be considered proprietary and shall not be voluntarily disclosed by the Issuer or the Trustee except as required by law. In the event that the Company sells or otherwise transfers its interest in the Project, the Company shall require the purchaser or transferee of the

Company's interest in the Project to agree that the Issuer, the Trustee and their respective duly authorized agents that they shall have the same rights, and be subject to the same limitations, as are provided in this Section with respect to the Project.

     Section 5.09. Remarketing Agent. So long as any of the Bonds are subject to optional or mandatory purchase pursuant to the provisions of the Indenture (except during a Term Interest Rate Period that extends to the maturity of the Bonds), the Company shall cause a Remarketing Agent to be appointed and acting pursuant to a Remarketing Agreement at all such times as shall be necessary in order to provide for the remarketing of the Bonds and the establishment of interest rates to be borne by the Bonds in accordance with the provisions of the Indenture.

                                   ARTICLE VI

                                   ASSIGNMENT

     Section 6.01. Conditions. The Company's interest in this Agreement may be assigned in whole or in part by the Company: (a) to another entity, subject, however, to the conditions that such assignment shall not relieve (other than as described in Section 5.01(a)(ii) hereof) the Company from primary liability for its obligations to make the Loan Payments or to make payments to the Trustee under Section 4.02 hereof or for any other of its obligations hereunder, or (b) to an Affiliate in connection with the conveyance of the Plant to such Affiliate, subject, however, to the conditions that (i) such Affiliate meets the requirements of Section 5.01(a)(ii) hereof (in which case the Company shall be relieved of all obligations hereunder); (ii) such conveyance is approved by any public utility commissions or similar entities that are required by law to approve such conveyance; and (iii) the Company shall have delivered to the Trustee an opinion of counsel to the Company that such assignment complies with the provisions of this Section 6.01.

     Anything herein to the contrary notwithstanding, the Company shall not make any assignment as provided in the preceding paragraph unless it shall have furnished to the Trustee an opinion of Bond Counsel to the effect that the proposed assignment will not impair the validity of the Bonds under the Act or adversely affect the Tax-Exempt status of the Bonds.

     Section 6.02. Documents Furnished to Trustee. The Company shall, within 30 days after the delivery thereof, furnish to the Issuer and the Trustee a true and complete copy of the agreements or other documents effectuating any assignment pursuant to Section 6.01 hereof. The Trustee's only duties with respect to any such agreement or other document so furnished to it shall be to make the same available for examination by any Owner at the Principal Office of the Trustee upon reasonable notice.

     Section 6.03. Limitation. This Agreement shall not be assigned in whole or in part, except as provided in this Article VI or in Section 4.03 or Section
5.01 hereof.

                                  ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

     Section 7.01. Events of Default. Each of the following events shall constitute and is referred to in this Agreement as an "Event of Default":

          (a) a failure by the Company to make when due any Loan Payment or any payment required under Section 4.01 or Section 4.02 hereof, which failure shall have resulted in an "Event of Default" under Section 9.01(a), Section 9.01(b) or Section 9.01(c) of the Indenture;

          (b) a failure by the Company to pay when due any amount required to be paid under this Agreement or to observe and perform any covenant, condition or agreement on its part to be observed or performed under this Agreement (other than a failure described in Section 7.01 (a) above), which failure shall continue for a period of 60 days (or such longer period as the Issuer and the Trustee may agree to in writing) after written notice, specifying such failure and requesting that it be remedied, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Issuer; provided, however, that if such failure is other than for the payment of money and is of such nature that it cannot be corrected within the applicable period, such failure shall not constitute an "Event of Default" so long as the Company institutes corrective action within the applicable period and such action is being diligently pursued; or

          (c) the dissolution or liquidation of the Company; or the filing by the Company of a voluntary petition in bankruptcy; or failure by the Company promptly to lift or bond any execution, garnishment or attachment of such consequence as will impair its ability to make any payments under this Agreement; or the filing of a petition or answer proposing the entry of an order for relief by a court of competent jurisdiction against the Company under Title 11 of the United States Code, as the same may from time to time be hereafter amended, or proposing the reorganization, arrangement or debt readjustment of the Company under the provisions of any bankruptcy act or under any similar act which may be hereafter enacted and the failure of said petition or answer to be discharged or denied within ninety (90) days after the filing thereof or the entry of an order for relief by a court of competent jurisdiction in any proceeding for its liquidation or reorganization under the provisions of any bankruptcy act or under any similar act which may be hereafter enacted; or an assignment by the Company for the benefit of its creditors; or the entry by the Company into an agreement of composition with its creditors (the term "dissolution or liquidation of the Company," as used in this subsection (c), shall not be construed to include the cessation of the corporate existence of the Company resulting either from a merger or consolidation of the Company into or with another corporation or a dissolution or liquidation of the Company following a transfer of all or substantially all its assets as an entirety, under the conditions permitting such actions contained in Section 5.01 hereto.

     Section 7.02. Force Majeure. The provisions of Section 7.01(b) hereof are subject to the following limitations: if by reason of acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States or the State, or any department, agency, political subdivision, court or official of any of such State or any other state which asserts regulatory jurisdiction over the Company; orders of any kind of civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes; volcanoes; fires; hurricanes; tornadoes; storms; floods; washouts; droughts; arrests, restraint of government and people; civil disturbances; explosions; breakage or accident to machinery; partial or entire failure of utilities; or any cause or event not reasonably within the control of the Company, the Company is unable in whole or in part to carry out any one or more of its agreements or obligations contained herein, other than its obligations under Section 4.01, Section 4.02, Section 4.04, Section 4.05,
Section 4.06, Section 5.01 and Section 5.06 hereof, the Company shall not be deemed in default by reason of not carrying out said agreement or agreements or performing said obligation or obligations during the continuance of such inability. The Company shall make reasonable effort to remedy with all reasonable dispatch the cause or causes preventing it from carrying out its agreements, provided that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is in the judgment of the Company unfavorable to the Company.

     Section 7.03. Remedies. (a) Upon the occurrence and continuance of any Event of Default described in Section 7.01(a) or Section 7.01(c) hereof, and further upon the condition that, in accordance with the terms of the Indenture, the Bonds shall have been declared to be immediately due and payable pursuant to any provision of the Indenture, the Loan Payments shall without further action, become and be immediately due and payable.

     (b) Any waiver of any "Event of Default" under the Indenture and a rescission and annulment of its consequences shall constitute a waiver of the corresponding Event or Events of Default under this Agreement and a rescission and annulment of the consequences thereof.

     (c) Upon the occurrence and continuance of any Event of Default, the Issuer may take any action at law or in equity to collect any payments then due and thereafter to become due hereunder or to seek injunctive relief or specific performance of any obligation, agreement or covenant of the Company hereunder.

     (d) Any amounts collected from the Company pursuant to this Section 7.03 shall be applied in accordance with the Indenture. No action taken pursuant to this Section 7.03 shall relieve the Company from the Company's obligations pursuant to Section 4.01 or Section 4.02 hereof.

     Section 7.04. No Remedy Exclusive. No remedy conferred upon or reserved to the Issuer hereby is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer to exercise any remedy reserved to it in this Article VII, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.

     Section 7.05. Reimbursement of Attorneys' Fees. If the Company shall default under any of the provisions hereof and the Issuer or the Trustee shall employ attorneys or incur other reasonable and proper expenses for the collection of payments due hereunder or for the enforcement of performance or observance of any obligation or agreement on the part of the Company contained herein, the Company will on demand therefor reimburse the Issuer or the Trustee, as the case may be, for the reasonable and proper fees of such attorneys and such other reasonable and proper expenses so incurred.

     Section 7.06. Waiver of Breach. In the event any obligation created hereby shall be breached by either of the parties hereto and such breach shall thereafter be waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. In view of the assignment of certain of the Issuer's rights and interest hereunder to the Trustee, the Issuer shall have no power to waive any Event of Default hereunder by the Company in respect of such rights and interest without the consent of the Trustee, and the Trustee may exercise any of the rights of the Issuer hereunder.

                                  ARTICLE VIII

                         PURCHASE OR REDEMPTION OF BONDS

     Section 8.01. Redemption of Bonds. The Issuer shall take or cause to be taken the actions required by the Indenture (other than the payment of money) to discharge the lien thereof through the redemption, or provision for payment or redemption, of all Bonds then Outstanding, or to effect the redemption, or provision for payment or redemption, of less than all the Bonds then Outstanding, upon receipt by the Issuer and the Trustee from an Authorized Company Representative of a written notice designating the principal amount of the Bonds to be redeemed and specifying the date of redemption (which, unless waived by the Issuer and the Trustee, shall not be less than 30 days from the date such notice is given, or such shorter period as the Trustee and the Company may agree from time to time) and the applicable redemption provision of the Indenture. Unless otherwise stated therein, such notice shall be revocable by the Company at any time prior to the tune at which the Bonds to be redeemed, or for the payment or redemption of which provision is to be made, are first deemed to be paid in accordance with Article VIII of the Indenture. The Company shall furnish any moneys required by the Indenture to be deposited with the Trustee or otherwise paid by the Issuer in connection with any of the foregoing purposes. In connection with any redemption of the Bonds, the Company shall provide to the Trustee the names and addresses of the Securities Depositories and Information Services as contemplated by Section 4.05 of the Indenture.

     Section 8.02. Purchase of Bonds. The Company may at any time, and from time to time, furnish moneys to the Trustee accompanied by a notice directing such moneys to be applied to the purchase of Bonds in accordance with the provisions of the Indenture delivered pursuant to the Indenture, which Bonds shall, at the direction of the Company, be delivered in accordance with Section 3.06(a)(ii) of the Indenture.

     Section 8.03. Obligation to Prepay. (a) The Company shall be obligated to prepay in whole or in part the amounts payable hereunder upon a Determination of Taxability (as defined below) giving rise to a mandatory redemption of the Bonds pursuant to Section 4.03 of the Indenture, by paying an amount equal to, when added to other funds on deposit in the Bond Fund, the aggregate principal amount of the Bonds to be redeemed pursuant to the Indenture plus accrued interest to the redemption date.

     (b) The Company shall cause a mandatory redemption to occur within 180 days after a Determination of Taxability (as defined below) shall have occurred. A "Determination of Taxability" shall be deemed to have occurred if as a result of the failure of the Company to observe any covenant, agreement or representation in this Agreement, which failure results in a final decree or judgment of any federal court or a final action of the Internal Revenue Service which determines that interest paid or payable on any Bond is or was includible in the gross income of an Owner of the Bonds for federal income tax purposes under the Code (other than an Owner who is a "substantial user" or "related person" within the meaning of Section l03(b)(13) of the 1954 Code). However, no such decree or action will be considered final for this purpose unless the Company has been given written notice of the same, either directly or in the name of any Owner of a Bond, and, if it so desires and is legally allowed, has been afforded the opportunity to contest the same, either directly or in the name of any Owner of a Bond, and until conclusion of any appellate review, if sought. If the Trustee receives written notice from any Owner of a Bond stating (a) that the Owner has been notified in writing by the Internal Revenue Service that it proposes to include the interest on any Bond in the gross income of such Owner for the reasons described therein or any other proceeding has been instituted against such Owner which may lead to a final decree or action as described herein, and
(b) that such Owner will afford the Company the opportunity to contest the same, either directly or in the name of the Owner, until a conclusion of any appellate review, if sought, then the Trustee shall promptly give notice thereof to the Company, the Issuer and the Owner of each Bond then Outstanding. If a final decree or action as described above thereafter occurs and the Trustee has received written notice thereof as provided in Section 8.01 hereof at least 45 days prior to the redemption date, the Trustee shall make the required demand for prepayment of the amounts payable hereunder and give notice of the redemption of the Bonds at the earliest practical date, but not later than the date specified in this Article, and in the manner provided by Section 4.05 of the Indenture.

     At the time of any such prepayment of the amounts payable hereunder pursuant to this Section, the prepayment amount shall be applied, together with other available moneys in the Bond Fund, to the redemption of the Bonds on the date specified in the notice as provided in the Indenture, whether or not such date is an Interest Payment Date, to the Trustee's fees and expenses under the Indenture accrued to such redemption of the Bonds, and to all sums due to the Issuer under this Agreement.

     Whenever the Company shall have given any notice of prepayment of the amounts payable hereunder pursuant to this Article VIII, which includes a notice for redemption of the Bonds pursuant to the Indenture, all amounts payable under the first paragraph of this Section 8.03 shall become due and payable on the date fixed for redemption of such Bonds.

     Section 8.04. Compliance with Indenture. Anything in this Agreement to the contrary notwithstanding, the Issuer and the Company shall take all actions required by this Agreement and the Indenture in order to comply with the provisions of Articles III and IV of the Indenture.

                                   ARTICLE IX

                                  MISCELLANEOUS

     Section 9.01. Term of Agreement. This Agreement shall remain in full force and effect from the date of delivery hereof until the right, title and interest of the Trustee in and to the Trust Estate shall have ceased, terminated and become void in accordance with Article VIII of the Indenture and until all payments required under this Agreement shall have been made. The date first above written shall be for identification purposes only and shall not be construed to imply that this Agreement was executed on such date.

     Section 9.02. Notices. Except as otherwise provided in this Agreement, all notices, certificates, requests, requisitions and other communications hereunder shall be in writing and shall be sufficiently given and shall be deemed given when mailed by Mail or by certified or registered mail postage prepaid, or by overnight delivery service, addressed as follows (and, if by overnight delivery, with the then-current telephone number of the addressee): if to the Issuer, 1 Marine Drive, P.O. Box 200, Boardman, Oregon 97818, Attention: Port Manager; if to the Company, 121 S.W. Salmon Street, Portland, Oregon 97204, Attention:
Treasurer; if to the Trustee, at such address as shall be designated by it in the Indenture; and if to the Remarketing Agent at such address as shall be designated by such party pursuant to the Remarketing Agreement. A copy of each notice, certificate, request or other communication given hereunder to the Issuer, the Company, the Trustee and the Remarketing Agent shall also be given to the others. Any of the foregoing parties may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.

     Section 9.03. Parties in Interest. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company and their respective successors and assigns, and no other person, firm or corporation shall have any right, remedy or claim under or by reason of this Agreement except for rights of payment and indemnification hereunder of the Trustee and the Registrar. Section 9.05 hereof to the contrary notwithstanding, for purposes of perfecting a security interest in this Agreement by the Trustee, only the counterpart delivered, pledged and assigned to the Trustee shall be deemed the original. No security interest in this Agreement may be created by the transfer of any counterpart thereof other than the original counterpart delivered, pledged and assigned to the Trustee.

     Section 9.04. Amendments. This Agreement may be amended only by written agreement of the Company and the Issuer and with the written consent of the Trustee in accordance with the provisions of Section 12.05 or 12.06 of the Indenture, as applicable; provided, however, that Exhibit A to this Agreement may be amended upon compliance only with the requirements of Section 3.04 hereof.

     Section 9.05. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original (except as expressly provided in Section 9.03 hereof), and such counterparts shall together constitute but one and the same Agreement.

     Section 9.06. Severability. If any clause, provision or Section of this Agreement shall, for any reason, be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

     Section 9.07. Governing Law. This Agreement shall be governed exclusively by and construed in accordance with the laws of the State.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    PORT OF MORROW, OREGON


                                    By: /s/ [illegible]
                                       -----------------------------------------
                                       President

[SEAL]

ATTEST:


By: /s/ [illegible]
   -----------------------------
   Secretary

                                    PORTLAND GENERAL ELECTRIC COMPANY


                                    By /s/ [illegible]  JMS
                                       -----------------------------------------
                                       Vice President, Chief Financial Officer
                                       and Treasurer

                                    EXHIBIT A

     The Company's undivided interest in certain solid waste disposal equipment and pollution control facilities at the site of the Boardman Coal Plant consisting of a cooling reservoir system and a bottom ash removal system, each described below.

COOLING RESERVOIR SYSTEM

Pollutant: Heat.

Facilities: The cooling water system for the plant is a closed cycle system. The system consists of the west dam with spillway and outlet works, saddle darns and divider dike, all of which form the reservoir. Also included are the circulating water intake structure with pumps, circulating water intake and outlet piping, seal structure, open channel section, discharge structure, and under-reservoir discharge pipe.

Function: To dissipate the heat from the condenser, water is pumped from the reservoir by the circulating water pumps through the circulating water intake piping to the condenser where the water is heated by condensing steam; thence, through the circulating water outlet piping to the seal structure, open channel section; thence, to the discharge structure and back into the reservoir through the discharge pipe. Heat is dissipated from the surface of the reservoir. The cool water circulates to the circulating water intake where the cycle begins again.

BOTTOM ASH REMOVAL SYSTEM

Pollutant: Bottom ash and water mixture collected from under the steam boiler.

Facilities: Bottom ash system includes ash hopper, clinker grinder, conveying piping, dewatering binds, settling tank, surge tank, including foundations, structures, electrical systems, control and instrumentation.

Function: Bottom ash hopper is directly below the steam boiler and receives ash that falls by gravity into water-filled hopper. The ash is ground in a clinker grinder and mixed with water to form an ash and water mixture that is pumped through the conveying piping into the dewatering bins. The suspended ash particles settle out in the dewatering bins and the decant water goes to a settling tank where the water is further clarified by settling. The water is then returned to the bottom ash hoppers to form a closed system. Bottom ash that has settled in the dewatering bins and settling tanks is loaded into trucks and taken to the ash disposal area.



                                       A-1